UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BLACKHAWK BIOFUELS, LLC

(Exact name of registrant as specified in its charter)

Delaware	20-2760722
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

210 West Spring Street, Freeport, Illinois	61032
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:  None

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates: None

Securities to be registered pursuant to Section 12(g) of the Act:

Class A Units

(Title of Class)

Item 1.  Description of Registrant’s Securities to be Registered.

The description of the Registrant’s Class A Units to be registered hereunder is contained in the sections entitled “Description of Units” and “Summary of our Amended and Restated Limited Liability Company Agreement” in the Prospectus included in the Registrant’s Registration Statement on Form SB-2, File No. 333-136353, as filed with the Commission on December 6, 2006, and is incorporated herein by reference.

As of the date of this Registration Statement on Form 8-A, the Registrant has 16,619,474 Class A Units outstanding and has warrants outstanding for the purchase of an additional 801,563 Class A Units.  The Registrant also has a Convertible Secured Subordinated Note outstanding which is convertible into an aggregate of 10,850,000 Class A Units.

Item 2.  Exhibits.

Exhibit No.	Description
3.1	Certificate of Formation. (Incorporated by reference to Exhibit No. 3.1 to the Registrant’s Registration Statement on Form SB-2, File No. 333-136353.)

3.2	Amended and Restated Limited Liability Company Agreement. (Incorporated by reference to Exhibit No. 3.2 to the Registrant’s Registration Statement on Form SB-2, File No. 333-136353.)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BLACKHAWK BIOFUELS, LLC

Date: April 30, 2009	/s/ RONALD L. MAPES
Ronald L. Mapes
Chair (Principal Executive Officer)